UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2011

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance by Excel Trust, Inc., a Maryland corporation (the “Company”), of 2,000,000 shares of its 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), on January 28, 2011, and the concurrent issuance by Excel Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), to the Company of 2,000,000 7.00% Series A Cumulative Convertible Perpetual Preferred Partnership Units (the “Series A Preferred Units”), the Company entered into an amended and restated agreement of limited partnership of the Operating Partnership (the “Partnership Agreement”). The Series A Preferred Units have substantially similar rights, preferences and other privileges as the 2,000,000 shares of Series A Preferred Stock. The Partnership Agreement, dated as of January 28, 2011, is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, on January 28, 2011, in connection with the issuance of the Series A Preferred Stock, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc., the initial purchasers of the Series A Preferred Stock.

Under the Registration Rights Agreement, subject to certain limitations, the Company has agreed to file a shelf registration statement on Form S-3 within 30 days after the Company becomes eligible to file such registration statement (the “Filing Deadline”) covering the resale of the Series A Preferred Stock and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Series A Preferred Stock. Upon the occurrence of certain events, including the Company’s failure to file a shelf registration statement by the Filing Deadline or if the registration statement does not become effective within 75 days after the Company becomes eligible to file such registration statement, the Company will be required to pay the holders of the Series A Preferred Stock an additional dividend. Such additional dividend will accrue at a rate of 0.25% per year to and including the 90th day following the date upon which the additional dividend triggering event occurs, and thereafter at an annual rate of 0.50% of the aggregate liquidation preference of the Series A Preferred Stock.

The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification. The Company will bear expenses incident to the registration requirements, except that it will not bear the costs of (1) any underwriting fees, discounts or commissions, (2) any out-of-pocket expenses of the persons exercising the registration rights or (3) any transfer taxes. The Registration Rights Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The above descriptions, which summarize the material terms of the Partnership Agreement and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the Partnership Agreement and the Registration Rights Agreement.

Item 3.03	Material Modifications to Rights of Security Holders.

The following is a summary description of the powers, preferences and privileges of the holders of shares of the Series A Preferred Stock and the general effect of the issuance of such shares on the Company’s other classes of securities.

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, senior to the Common Stock.

If the Company is liquidated, dissolved or wound up, holders of shares of the Series A Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, up to but excluding the date of payment, before any payments are made to the holders of the Common Stock or holders of other shares of the Company ranking junior to the Series A Preferred Stock as to liquidation rights. The rights of the holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s capital stock ranking on parity with the Series A Preferred Stock as to liquidation.

The Series A Preferred Stock is subject to the Company’s right to redeem shares of the Series A Preferred Stock in order to preserve its status as a real estate investment trust for federal income tax purposes, in whole or in part, at any time or from time to time, for cash at a redemption price equal to 100% of the $25.00 liquidation preference of the Series A Preferred Stock to be redeemed, plus all accrued and unpaid dividends up to, but not including, the date fixed for redemption.

Holders of shares of the Series A Preferred Stock will generally not have any voting rights. However, if the Company is in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred) will be entitled to vote at a special meeting called by at least 20% of such holders or at the Company’s next annual meeting and each subsequent annual meeting of stockholders, for the election of two additional directors to serve on the Company’s board of directors until all unpaid dividends with respect to the Series A Preferred Stock and any other class or series of parity preferred stock have been paid or declared or a sum sufficient for the payment thereof has been set aside for payment.

In addition, the Company may not make certain material and adverse changes to the terms of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon the Company’s liquidation that are entitled to similar voting rights; provided that, if any such change materially and adversely affects the Series A Preferred Stock disproportionately relative to other series of preferred stock on parity with the Series A Preferred Stock, the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock is required.

Each share of Series A Preferred Stock is convertible, at the holder’s option, at any time and from time to time, into shares of Common Stock at an initial conversion rate of 1.6667 shares of Common Stock per share of Series A Preferred Stock, which is equivalent to an initial conversion price of $15.00 per share. The conversion price is subject to customary adjustment in certain circumstances.

On or after April 1, 2014, the Company may, at its option, convert some or all of the outstanding shares of Series A Preferred Stock if the closing sale price of the Common Stock equals or exceeds 140% of the conversion price for at least 20 of the 30 consecutive trading days ending the day before the notice of exercise of conversion is sent and the Company has either declared and paid, or declared and set apart for payment, any unpaid dividends that are in arrears on the Series A Preferred Stock.

If a holder of the Series A Preferred Stock elects to convert its shares of Series A Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares of Common Stock above the applicable conversion rate to compensate the holder for lost option value.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation on January 28, 2011, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On January 28, 2011, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation designating the powers, preferences and privileges of the Series A Preferred Stock. A summary of the powers, preferences and privileges of the Series A Preferred Stock is disclosed in Item 3.03 of this Current Report on Form 8-K. The Articles Supplementary are attached as Exhibit 3.1 hereto and incorporated herein by reference. A specimen certificate for the Series A Preferred Stock is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Exhibit

3.1	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.

4.1	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.

10.1	Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P.

10.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Excel Trust, Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	Excel Trust, Inc.

	By:	/s/ S. Eric Ottesen
S. Eric Ottesen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit	Description of Exhibit

3.1	Articles Supplementary Classifying 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.

4.1	Specimen Certificate for 7.00% Series A Cumulative Convertible Perpetual Preferred Stock of Excel Trust, Inc.

10.1	Amended and Restated Agreement of Limited Partnership of Excel Trust, L.P.

10.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Excel Trust, Inc., Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc.